Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Updates Time Of 2012 Fourth-Quarter And Full-Year Conference Call And Webcast

HOUSTON, Feb. 11, 2013 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced that it will release financial results for the fourth quarter and full year ended Dec. 31, 2012, on Tuesday, Feb. 19, before market open. Earl J. Hesterberg, Group 1’s president and chief executive officer, and the company’s senior management team will host a conference call to discuss the results later that day at 10 a.m. ET, previously scheduled for 2 p.m. ET.

The conference call will be simulcast live on the Internet at www.group1auto.com, then click on ‘Investor Relations’ and then ‘Events’ or through this link: http://www.group1corp.com/news/events.aspx. A replay will be available for 30 days.

The conference call will also be available live by dialing in 10 minutes prior to the start of the call at:

Domestic: 1.877.317.6789
International: 1.412.317.6789
Conference ID: 10023527

A telephonic replay will be available following the call through Feb. 27 at 9 a.m. ET by dialing:

Domestic: 1.877.344.7529
International: 1.412.317.0088
Conference ID: 10023527

About Group 1 Automotive, Inc.
Group 1 owns and operates 121 automotive dealerships, 157 franchises, and 31 collision centers in the United States and the United Kingdom that offer 31 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related vehicle financing, service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

SOURCE: Group 1 Automotive, Inc.

Investor Contacts:
Kim Paper Canning
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | kpaper@group1auto.com

Media Contacts:
Pete DeLongchamps
V.P. Financial Services and Manufacturer Relations
Group 1 Automotive, Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com